Exhibit 10.2

AMENDMENT NO. 1

TO THE SECOND RESTATED

AGREEMENT OF

LIMITED PARTNERSHIP OF

HIGHWOODS REALTY LIMITED PARTNERSHIP

This Amendment No. 1 (this “Amendment”), dated as of July 22, 2004, to the Second Restated Agreement of Limited Partnership of Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Partnership”), dated as of January 1, 2000 (the “Partnership Agreement”), is hereby entered into by and among Highwoods Properties, Inc., a Maryland corporation (the “General Partner”) and the limited partners of the Partnership (the “Limited Partners”).

WHEREAS, the Partners hereby desire to amend the Partnership Agreement to revise certain provisions of Article 14 of the Partnership Agreement; and

WHEREAS, as required by Section 14.1.D. of the Partnership Agreement, the General Partner has received Consent to this Amendment from 75% of the Percentage Interests of the Limited Partners excluding Limited Partner Interests held by the General Partner;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. The capitalized terms used herein shall have the meanings ascribed thereto in the Partnership Agreement, except as otherwise defined or limited herein.

2. Effective Time of the Amendments. The amendments to the Partnership Agreement contained herein shall become effective as of the date of this Amendment.

3. Amendment of Section 14.1.D. Section 14.1.D of the Partnership Agreement is hereby amended by amending and restating Section 14.1.D to the Partnership Agreement, so that Section 14.1.D now reads in its entirety as follows:

“D. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Sections 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the Consent of 66 2/3% of the Percentage Interests of the Limited Partners excluding Limited Partners Interests held by the General Partner.”

4. Amendment of Section 14.2.B. Section 14.2.B of the Partnership Agreement is hereby amended by amending and restating Section 14.2.B to the Partnership Agreement, so that Section 14.2.B now reads in its entirety as follows:

“B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by 66 2/3% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments and shall have the same force and effect as a vote of 66 2/3% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.”

5. Entire Agreement. Together with the Partnership Agreement (and the Exhibits thereto), this Amendment contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements among them with respect thereto.

6. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this Amendment.

7. Partnership Continuation; Partnership Agreement Ratified and Confirmed. The Partners agree that this Amendment shall not dissolve the Partnership, and the business of the Partnership shall be deemed to have continued notwithstanding this Amendment, and notwithstanding any contrary rights and privileges which may be contained in the Partnership Agreement. Except as amended by this Amendment, the Partnership Agreement is hereby ratified and confirmed in all other respects and shall otherwise remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER:

HIGHWOODS PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Mack D. Pridgen III
Name:	Mack D. Pridgen III
Title:	Vice President and General Counsel